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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

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        Date of Report (Date of earliest event reported): AUGUST 11, 2006

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                                  NOVELIS INC.
             (Exact name of registrant as specified in its charter)

         Canada                    001-32312                    98-0442987
(State or Other Jurisdiction      (Commission                (I.R.S. Employer
     of Incorporation)             File Number)             Identification No.)

         3399 Peachtree Road NE, Suite 1500
                  Atlanta, Georgia                                30326
       (Address of Principal Executive Offices)                 (Zip Code)

                                 (404) 814-4200
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On August 11, 2006, Novelis Inc. (the "Company") received a waiver and consent (the "New Waiver") from the lenders under its Credit Agreement, dated January 7, 2005, among the Company, Novelis Corporation, Novelis Deutschland GmbH, Novelis UK Limited, Novelis AG, the issuers and lenders party thereto, and Citicorp North America, Inc. (the "Credit Agreement"). Pursuant to the New Waiver, the lenders have waived the Company's non-compliance with, and the effects of the Company's non-compliance under, certain provisions in the Credit Agreement which require the Company to timely furnish financial statements and compliance certificates and have consented to the extension of the deadlines to furnish certain of such financial statements and compliance certificates, as described below.

     The Company had previously received a waiver under the Credit Agreement (the "Prior Waiver") extending the time for filing its annual report on Form 10-K for the fiscal year ended December 31, 2005 (the "2005 Annual Report") and its quarterly report on Form 10-Q for the first quarter of 2006 (the "First Quarter 10-Q") to September 29, 2006 and October 31, 2006, respectively. As a result of its failure to timely file the 2005 Annual Report and the First Quarter 10-Q, the Company subsequently received a notice of default from the trustee in accordance with the terms of the indenture (the "Indenture") governing the Company's 7 1/4% Senior Notes due 2015 (the "Notes"). As a consequence of receiving such notice of default, the filing deadlines for the 2005 Annual Report and the First Quarter 10-Q under the Credit Agreement were accelerated pursuant to the terms of the Existing Waiver to August 18, 2006, which is 30 calendar days after the Company's receipt of the notice of default.

     The New Waiver further extends the Company's time for filing each of the 2005 Annual Report and the First Quarter 10-Q until September 18, 2006. In addition, the New Waiver extends the Company's time for filing its quarterly report on Form 10-Q for the second quarter of 2006 from November 30, 2006 until the earlier of (i) 59 days after the receipt of a notice of default under the Indenture in connection with the Company's failure to timely file such report and (ii) November 30, 2006. The New Waiver does not change the Company's time for filing its quarterly report on Form 10-Q for the third quarter of 2006 from that set forth in the Prior Waiver, which is the earlier of (i) 30 days after the receipt of a notice of default under the Indenture in connection with the Company's failure to timely file such report and (ii) December 29, 2006. In connection with the New Waiver, the Company agreed to pay amendment fees in the aggregate amount of $1.2 million to the lenders which consented to the New Waiver.

     Citicorp North America, Inc. or its affiliate is administrative agent and collateral agent under the Credit Agreement, acted as placement agent and initial purchaser in connection with the initial issuance of the Notes, acted as solicitation agent in connection with the Company's previously disclosed consent solicitation with respect to the Notes, and has agreed to provide the Company with backstop financing facilities totaling $2.855 billion pursuant to a previously disclosed commitment letter.

     A copy of the New Waiver is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

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ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

      (d)  Exhibits.

             EXHIBIT NO.                       DESCRIPTION
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                10.1        Waiver and Consent to Credit Agreement dated as of
                            August 11, 2006

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2006                              NOVELIS INC.


                                                   By:    /s/ David Kennedy
                                                          ----------------------
                                                   Name:  David Kennedy
                                                   Title: Secretary

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                                  EXHIBIT INDEX

EXHIBIT NO.                          DESCRIPTION
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   10.1       Waiver and Consent to Credit Agreement dated as of August 11,
              2006